UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:	November 9, 2009
(Date of earliest event reported):	November 9, 2009

FULTON FINANCIAL CORPORATION

(Exact name of Registrant as specified in its Charter)

Pennsylvania	0-10587	23-2195389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

P.O. Box 4887, One Penn Square Lancaster, Pennsylvania	17604
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	717-291-2411
Former name or former address, if changed since last Report:	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01 – Other Events.

An article entitled “Fulton Financial’s Recipe for Recovery” was published in the November issue of the US Banker. This article, which begins on page 30 of the issue, pertains to the brokerage unit of Fulton Financial Advisors, N.A. (FFA), the investment management and trust affiliate of Fulton Financial Corporation (FFC). Among other things, this article includes statements attributed to David Hanson, Chairman and Chief Executive Officer of FFA, and Frank Consalo, President of Brokerage Services of FFA, regarding projected revenue for the brokerage unit of FFA in 2009 and in 2011, as well as projections in the number of additional brokers that might be hired in the next two to three years.

These statements in the US Banker article were forward-looking statements with regard to the projected revenue of the brokerage unit of FFA and its future hiring goals for brokers. These statements were based on information that was available at the time the statements were made, and there is no assurance that the expectations contained in the article will, in fact, occur. Actual results for revenue and new hires in the brokerage unit of FFA could differ materially from those contained in the article, and these statements are not, and were not intended to be, guarantees of future revenue results or new broker hires in the brokerage unit of FFA.

Many factors could affect the future financial and business results of the brokerage unit of FFA, including, without limitation: changes in acquisition and growth strategies; changes or adverse developments in economic, political or regulatory conditions; personnel changes; salary and benefit costs; and adverse change or disruption in credit and other markets.

For a more complete discussion of certain risks and uncertainties that might affect FFC and FFA, please see the section entitled “Risk Factors” set forth in FFC’s filings with the Securities and Exchange Commission.

In addition, FFC wishes to clarify two pieces of information contained in the article. First, the text states that FFA’s brokerage has added more than $700 million in fee-based assets under Mr. Consalo, boosting such assets to 25% of the total. Actually, FFA’s brokerage assets have grown approximately $600 million in 2009. Total brokerage assets are approximately $1.2 billion, of which approximately 20% are fee based. Second, the article refers to “the $8.5 billion-asset Fulton”. FFC has banking assets of approximately $16.5 billion and FFA’s asset size is less than $8.5 billion.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2009	Fulton Financial Corporation By: /s/ Charles J. Nugent Charles J. Nugent Senior Executive Vice President and Chief Financial Officer

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